                             ----------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             ----------------------

Date of Report (Date of earliest event reported) September 25, 2000 (September
19, 2000)                                       ------------------------------
--------

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

      000-27487                                            33-0770630
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

5222 Balboa Avenue, Suite 24, San Diego, California                 92117-6951
-------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:  (858) 581-2120
                                                   ----------------

2123 Garnet Avenue, Suite B, San Diego, California 92019
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS - RESIGNATION OF REGISTRANT'S OFFICER

         On September 19, 2000, Mr. Yan Skwara tendered his resignation to the Registrant of his position of Chief Executive Officer. On that same date, Ms. Trisha Bollman resigned as Secretary of the Registrant. The Board has named Mr. Sarkis Kaloustian to the positions of Chief Executive Officer, to replace Mr. Skwara. The Registrant has not yet named a Chief Financial Officer and Secretary. A copy of Mr. Skwara's letter of resignation is included herewith.

ITEM 5.  APPOINTMENT OF REGISTRANT'S DIRECTOR

         Registrants had two vacancies on its Board of Directors. Pending election by the shareholders at the next annual meeting and effective September 21, 2000, the current Board of Directors of Registrant appointed the following individuals to serve on the Board.

         JAMES UPTON, 52, DIRECTOR. Mr. Upton is the Executive Vice President of Peacock Financial Corporation. Mr. Upton brings 27 years of general business and real estate development experience to this team. Mr. Upton is experienced in closely monitoring every aspect of Peacock's many investments utilizing computer-generated management/administrative systems. Mr. Upton has an extensive background in cost accounting, and has developed an operations audit management system that is effective in insuring revenue streams for Peacock Sports investments and soccer franchises. Mr. Upton provides significant managerial support, and serves on the Board of Directors for various Companies in which Peacock has acquired ownership positions.

         JEFFREY SCOTT, 37, DIRECTOR. Mr. Scott is the owner of Global Soccer Concepts, Ltd., which is a consulting business he started. He is also is the chairman of the board of the Soccer Council of San Diego. Prior to this, Mr. Scott served for 13 years as the head professional coach for the Pensaquitos Youth Soccer Association. During this time he also served on the club's Board of Directors, first as the Director of Facilities and later as the Director and Co-Founder of the club's annual tournament. Mr. Scott oversaw the construction of several park projects and was responsible for maintenance and scheduling. He also directed the fund raising activities for the Pensaquitos Youth Soccer Association through the development of corporate sponsorship and community relations. Mr. Scott's career as an educator began 12 years ago as an instructional aide in a kindergarten classroom and culminated as a middle school Physical Education instructor and Assistant Athletic Director.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 25, 2000              SAN DIEGO SOCCER DEVELOPMENT CORPORATION



                                       /s/ Sarkis Kaloustian
                                       -----------------------------------------
                                       By: Sarkis Kaloustian
                                       Its: Chief Executive Officer and Director

Pacific Capital Relations
Mr. Yan Skwara
748 Archer, Suite A
San Diego, CA 92109

San Diego Soccer Development Corporation
Board of Directors
5222 Balboa Blvd., Suite 24
San Diego, CA 92117

September 19, 2000

Dear Gentlemen:

         Effective immediately, I formally resign from my position as Chief Executive Officer and President of SDSDC. I want to thank you for the opportunity to represent the company over the past three years however based on the evolving growth of our company it is in the best interest of shareholders and for future growth that the board accept my resignation.

         As per my prior discussions with the Chairman, Steven Peacock, my contract with SDSDC will essentially be transferred to Pacific Capital Relations whereas SDSDC will enter into a three-year contract with Pacific Capital Relations effective immediately.

         I look forward to assisting in the development and growth of SDSDC. I am always available in any way I may be able to serve the need of the company. I will continue to maintain my seat on the board of directors and will attend all board meetings personally or via teleconference.

Sincerely,

/s/ Yan Skwara
---------------------------
Yan Skwara
Board of Directors

YKS/tmb